                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C.


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  October 31, 1995
                                                        ----------------


                            United Bankshares, Inc.
                            -----------------------
            (Exact name of registrant as specified in its charter)

         West Virginia                 0-13322           55-0641179
         -------------                 -------           ----------
(State or other jurisdiction of      (Commission      (I.R.S. Employer
incorporation or organization)        File No.)      Identification No.)

           300 United Center
       500 Virginia Street, East
       Charleston, West Virginia                              25301
       -------------------------                              -----
(Address of principal executive offices)                     Zip Code


                                (304) 424-8761
                                --------------
             (Registrant's telephone number, including area code)


                                Not Applicable
                                --------------
            (Former name or address, if changed since last report)

Item 5.  Other Events
---------------------


     On October 31, 1995, United Bankshares, Inc. acquired First Commercial Bank, Arlington, Virginia, in a transaction to be accounted for under the purchase method of accounting.


Item 7.  Financial Statements, Pro Forma Financial Information and
         ---------------------------------------------------------
         Exhibits
         --------


(a)  Not Applicable.

(b)  Not Applicable.

(c)  Exhibits
     --------

     8  Opinion re tax matters, dated October 31, 1995

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                UNITED BANKSHARES, INC.


Date   November 30, 1995                     By   /s/ Joseph Wm. Sowards
    ---------------------                      ---------------------------------
                                                  Joseph Wm. Sowards
                                                  Its Executive Vice President
                                                  and Secretary

                               October 31, 1995

First Commercial Bank
3801 Wilson Blvd.
Arlington, Virginia 22203

     RE:  Merger of First Commercial Bank

Ladies and Gentlemen:

     You have requested our opinion concerning certain Federal income tax consequences incident to a merger of First Commercial Bank, a Virginia banking institution ("FCB"), into and with Commercial Interim Bank, a banking institution organized under the laws of the Commonwealth of Virginia ("CIB") as a wholly-owned subsidiary of United Bankshares, Inc., a West Virginia corporation ("UBS").

     In preparing our opinion, we have examined the Agreement and Plan of Merger/1/ dated as of March 6, 1995, as amended, among FCB, UBS and CIB (the "Plan"), the exhibits attached thereto, the Adoption Agreement dated as of June 8, 1995, among FCB, UBS and CIB, the Registration Statement (Form S-4) submitted by UBS to the Securities and Exchange Commission effective as of September 27, 1995 (the "Registration Statement"), and the agreements and instruments pursuant to which FCB will (1) merge into and with CIB, with CIB surviving and operating under the name "First Commercial Bank," and (2) exchange the issued and outstanding shares of common stock of FCB for a certain number of shares of common stock of UBS and cash. The foregoing transactions shall be collectively referred to as the "merger". In addition, we have reviewed the agreements pursuant to which the compensation and benefits of the key employees of FCB will be adjusted and modified pursuant to the Plan.

     You have represented that the Plan, the exhibits thereto, the certificates of FCB and the Control Shareholders (described below) and the Registration Statement (1) present an accurate and complete description of FCB, its intended transactions and proposed business operations, (2) present an accurate and complete description of the Control Shareholders' intentions and proposed transactions with respect to the UBS shares to be received in the merger, (3) contain no statement of material fact which is untrue and (4) do not omit or fail to state any material fact necessary in order to make the statements contained therein not misleading. In addition, in formulating our opinion, we have relied on that certain "fairness opinion" issued by Baxter, Fentriss & Company and dated as of September 18, 1995.


/1/ Unless otherwise noted, all terms defined in the Plan have the same meaning in this letter.

     This letter presents our opinion concerning questions of law which are relevant to the realization by FCB and its shareholders of certain Federal income tax benefits arising from the merger of FCB into and with CIB. Our opinion is predicated on facts and assumptions derived from the documents, agreements, instruments and reports referred to above, including, but not limited to, assumptions concerning the value of the UBS shares on the Closing Date. Although we have not independently verified each of the statements of fact set forth herein, nothing has come to our attention that leads us to question the accuracy of such statements or requires us, under applicable principles of legal ethics, to make further inquiry. If there is any change in material fact, or if any material fact is not true or is not disclosed, or if stated assumptions concerning future events and transactions do not occur, or if events and transactions not now contemplated do occur, the conclusions reached in this letter may be altered and the Federal income tax consequences of the merger may be adversely affected. We can provide no assurance that the facts, circumstances and assumptions necessary for favorable Federal income tax consequences from the merger of FCB into and with CIB will indeed occur.

     Our opinion is also based on the applicable laws of the Commonwealth of Virginia, pertinent provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Income Tax and Procedure and Administration Regulations issued by the Treasury thereunder (the "Regulations") and interpretations of the Code and Regulations by the courts and the Internal Revenue Service ("IRS" or "Service"), all as they exist at the date of this letter. The Code, the Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Further, since this letter is not binding on the Service or the courts, we can provide no assurance that the conclusions reached herein, if challenged by the Service, will be sustained by a court.

     Finally, the views stated in this letter are not intended as a comprehensive or exhaustive analysis of the Federal income tax issues which may arise in connection with the merger of FCB into and with CIB. Rather, this opinion responds to specific questions or issues identified below. Although our opinion may be used as an exhibit to the Plan or to the Registration Statement, FCB shareholders should not construe this letter as advice to them. Each FCB shareholder should consult his or her own counsel concerning the tax consequences of participation in the merger transaction.

                                     Facts
                                     -----

     FCB is a Virginia corporation and banking institution formed in 1972. FCB has one class of stock consisting of 400,000 shares of authorized common stock having a par value of $5.00 per share, of which 201,100 shares are issued and outstanding. The outstanding shares of FCB stock have been duly and validly authorized and have not been issued in violation of any preemptive rights of any of its shareholders. FCB holds no shares of its stock as treasury stock and has not redeemed any shares within the last two years.

     The Control Shareholders (as that term in defined in the Plan) own 137,883 shares, or approximately 68.6 percent, of the issued and outstanding stock of FCB as follows: James B. Brockett, 400 shares held individually; Janet H. Brockett, 200 shares held individually; and James and Janet Brockett, 137,283 shares, held jointly. The remaining 63,217 shares of the issued and outstanding common stock of FCB are held by 300 to 400 shareholders.

     UBS is a West Virginia corporation. The authorized capital stock of UBS is 20,000,000 shares of common stock, par value $2.50 per share, of which 11,954,453 are issued and outstanding, and of which 137,520 shares are held in treasury by UBS.

     UBS has caused CIB to be formed as a Virginia banking corporation. UBS is the sole shareholder of CIB.

     Prior to the statutory merger of FCB into and with CIB as described below, UBF Holding Company, Inc., a wholly-owned second-tier subsidiary of UBS, shall cause Bank First, N.A., a wholly-owned national association, to merge into and with CIB pursuant to the terms of a separate merger agreement. CIB shall be the surviving entity of the merger with Bank First, N.A. Immediately following the merger of Bank First, N.A. into CIB, UBS shall cause UBF Holding Company, Inc., a wholly-owned subsidiary of UBS, to merge into and with UBS pursuant to the terms of a separate merger agreement. UBS shall be the surviving entity of the merger with UBF Holding Company, Inc.

     Thereafter, and pursuant to the Plan, FCB will be merged into and with CIB pursuant to the laws of the Commonwealth of Virginia. CIB shall be the surviving bank and shall operate under the name "First Commercial Bank." As of the effective date of such statutory merger transaction, (i) all of the common stock of FCB shall be cancelled and (ii) all of the stock of CIB shall continue to be issued and outstanding and held by UBS.

     For and in consideration of the statutory merger and in accordance with the Plan, FCB shareholders will receive shares of UBS common stock and cash for each share of FCB common stock they own; provided, however, that no fractional shares of UBS stock will be issued, and in lieu thereof, FCB shareholders will receive cash consideration. FCB shareholders will be entitled to receive UBS stock and cash as follows:

     FCB shareholders, other than Control Shareholders, may elect to receive either (i) $52.57 per share, all cash, or (ii) 1.12 shares of UBS stock plus $26.25 in cash for each share of FCB stock that they own. For each share of FCB stock as to which an FCB shareholder (other than a Control Shareholder) elects to receive all cash, the Control Shareholders agree to accept an additional 1.12 shares of UBS stock in lieu of a cash payment of $26.25 per share. Control Shareholders will receive 1.12 shares of UBS stock plus $26.25 in cash per share for their remaining shares of FCB stock.

     In the opinion of Baxter, Fentriss & Company, the fair market value of the UBS stock and cash consideration received by each FCB shareholder is approximately equal to the fair market value of the FCB stock surrendered in the exchange described above. The Plan provides that if the average closing price of the UBS common stock is less than $23.50 per share for the twenty trading days immediately prior to the Closing Date or if for any reason the percentage of the total consideration for the merger paid in UBS stock is 50 percent or less of the value of the FCB stock as of the Closing Date, then the exchange ratio for the merger shall be adjusted upward, to a maximum of 1.348 shares of UBS stock for each share of FCB stock. The Plan further provides that if the average closing price of the UBS common stock is $27.00 per share or greater for the twenty trading days immediately prior to the Closing Date, then the exchange ratio for the merger shall be adjusted such that the average closing price for UBS stock for the twenty days immediately prior to the Closing Date multiplied by the exchange ratio shall equal $30.24, calculated to four decimal places. For example, if the UBS stock has an average closing price of $28.00 per share for the twenty trading days immediately prior to the Closing Date, then FCB shareholders electing to receive UBS stock would be entitled to receive 1.08 shares of UBS stock for each share of FCB stock they own. For purposes of this opinion, we have assumed that the Average Price of the UBS common stock on the Closing Date will be not less than $23.50 per share, such that the proportion of the total consideration for the merger paid in UBS stock shall be equal to or greater than 50 percent of the value of the FCB stock on the Closing Date.

     You have represented that the Control Shareholders are named parties in a Chapter 11 bankruptcy action styled as the matter of James B. Brockett and Janet
H. Brockett in the United States Bankruptcy Court for the Eastern District of Virginia, Case No. 92-15370AB. As set forth in the certificate of the Control Shareholders, there is no present plan or intention by the Control Shareholders to sell or otherwise dispose of any of the shares of UBS stock to be issued to the Control Shareholders in the merger. Rather, the reorganization plan to be proposed by the Control Shareholders will provide that the UBS stock to be issued in the merger will be substituted as collateral for certain secured obligations of the Control Shareholders which are a subject of the referenced bankruptcy action and which are presently secured by a pledge of their FCB shares. Further, the Control Shareholders have represented that, if and to the extent that cash will be required to pay claims presented and allowed in such bankruptcy proceedings, such cash will not be generated by selling or otherwise disposing of the UBS shares received by the Control Shareholders in the merger.

     The merger qualifies as a statutory merger under the laws of the Commonwealth of Virginia. Further, under the applicable laws of Virginia, no FCB shareholder has the right to dissent from the merger and elect to take the appraised value of his or her shares in cash.

     As set forth in the certificates of FCB and the Control Shareholders, FCB and the Control Shareholders have represented that:

     (1) There is no present plan or intention by the Control Shareholders, or by any other shareholder of FCB who owns one percent or more of the FCB common stock, and, to the best of the knowledge of the Control Shareholders and the management of FCB, there is no plan or intention on the part of the remaining FCB shareholders, to sell, exchange or otherwise dispose of a number of shares of UBS stock received in the merger that would reduce the FCB shareholders' ownership of UBS Common Stock to a number of shares having a value, as of the date of the transaction, of 50 percent or less of the value of all of the formerly outstanding stock of FCB as of the same date. For purposes of this representation, shares of FCB stock exchanged for cash or other property, if any, or exchanged for cash in lieu of fractional shares of UBS Common Stock will be treated as outstanding FCB stock on the date of the transaction. Shares of FCB stock and shares of UBS Stock held by FCB shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the transaction will be considered stock exchanged pursuant to the merger.

     (2) In the merger, CIB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by FCB immediately prior to the merger transaction. For purposes of this representation, amounts paid by FCB to shareholders who received cash or other property, if any, FCB assets used by FCB to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by FCB immediately preceding the transfer, will be included as assets of FCB immediately prior to the transaction.

     (3) The liabilities of FCB assumed by CIB and the liabilities to which the transferred assets of FCB are subject were incurred by FCB in the ordinary course of business.

     (4) There is no intercorporate indebtedness existing between any of (i) UBS and FCB or (ii) CIB and FCB that was issued, acquired or will be settled at a discount.

     (5) FCB is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     (6) The fair market value of the assets of FCB transferred to CIB will equal or exceed the sum of the liabilities assumed by CIB, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

     (7) FCB and any shareholder thereof will pay their respective expenses, if any, incurred in connection with the merger.

     (8)  FCB is not an investment company, as defined in section
          368(a)(2)(F)(iii) and (iv) of the Code.

     (9) The payment of cash to FCB shareholders in lieu of fractional shares of UBS common stock is not separately bargained for consideration and is solely for the purpose of saving UBS the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the merger to the FCB shareholders instead of issuing fractional shares of UBS common stock will not exceed one percent of the total consideration to be issued in the transaction to FCB shareholders in exchange for their shares of FCB common stock. The fractional share interests of each FCB shareholder will be aggregated and no FCB shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of UBS common stock.

     (10) None of the compensation received by any shareholder-employees of FCB will be separate consideration for, or allocable to, any of their shares of FCB stock; none of the shares of UBS common stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     As set forth in the Plan, UBS and CIB have made the following representations:

     (1) UBS has no plan or intention to liquidate CIB; to merge CIB with or into another corporation; to sell or otherwise dispose of the stock of CIB; or to cause CIB to sell or otherwise dispose of any of the assets of FCB acquired in the merger, including UBS stock acquired by FCB pursuant to the merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

     (2) Following the merger, CIB will continue the historic business of FCB or use a significant portion of FCB's business assets in a business.

     (3) UBS has no plan or intention to reacquire any of its stock issued in the merger.

     (4) Neither UBS nor CIB has any plan or intention to sell or otherwise dispose of any of the assets of FCB acquired in the merger, except for dispositions made in the ordinary course of business, dispositions in arm's-length transactions made to avoid duplicative facilities or to comply with regulatory requirements, or transfers described in section 368(a)(2)(C) of the Code.

     (5) Neither UBS nor CIB owns directly or indirectly, nor have they owned during the past five years, directly or indirectly, any stock of FCB.

     (6) Prior to the merger, UBS holds 100 percent of the issued and outstanding stock of CIB, and therefore, UBS shall be in control of CIB within the meaning of section 368(c) of the Code.

     (7) Following the merger, CIB will not issue any additional shares of its stock that would result in UBS losing control of CIB within the meaning of section 368(c) of the Code.

     (8) Neither UBS, CIB nor FCB are investment companies, as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

     (9)  No stock of CIB will be issued in the merger transaction.

     (10) UBS, CIB and FCB, and the shareholders thereof, will pay their respective expenses, if any, incurred in connection with the merger.

     (11) The payment of cash to FCB shareholders in lieu of fractional shares of UBS stock is not separately bargained for consideration and is solely for the purpose of saving UBS the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the merger to the FCB shareholders instead of issuing fractional shares of UBS stock will not exceed one percent of the total consideration to be issued in the transaction to FCB shareholders in exchange for their shares of FCB common stock. The fractional share interests of each FCB shareholder will be aggregated and no FCB shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of UBS stock.

                                    Issues
                                    ------

     You have requested our opinion, based on the foregoing facts, concerning the following Federal income tax issues:

     (1) Whether the merger of FCB into and with CIB will constitute a nontaxable reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     (2) Whether the gain, if any, realized by an FCB shareholder upon receipt of UBS shares plus cash, including cash received in lieu of fractional shares, will be recognized, but not in any amount in excess of all cash received as part of the merger transaction; and whether the receipt of UBS shares plus cash has the effect of a redemption or the distribution of a dividend, i.e., whether the
                                                              ----
character of such gain will be considered capital gain or ordinary income.


     (3) Whether the holding period of the UBS stock received by each holder of FCB's common stock will include the period during which the stock of FCB surrendered in exchange therefor was held, provided that such stock was a capital asset in the hands of the shareholder at the time of the Closing Date.

     (4) Whether an FCB shareholder who elects to receive all cash in exchange for his or her FCB stock will be treated as having received such cash in redemption of his or her FCB stock, subject to the provisions of sections 302 and 318 of the Code.

                                   Opinions
                                   --------

     On the basis of the facts, circumstances and assumptions stated above, and subject to the qualifications and limitations stated herein, we are of the opinion that the merger of FCB into and with CIB qualifies as a "forward triangular merger" and constitutes a nontaxable reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. If the parties engage in transactions in the manner described herein, FCB and its shareholders will realize the material tax benefits described in the Registration Statement.

     Specifically, we are of the opinion, based on the facts, circumstances and opinions stated above and subject to the qualifications discussed herein, that:

     (1) The statutory merger of FCB into and with CIB will constitute a nontaxable reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

     (2) The gain, if any, realized by an FCB shareholder upon receipt of UBS shares plus cash will be recognized, but not in any amount in excess of all cash, including cash received in lieu of fractional shares received as part of the merger transaction. The provisions of section 302 of the Code will govern whether the character of the gain will be ordinary income or capital gain.

     (3) The holding period of the UBS stock received by each holder of FCB's common stock will include the period during which the stock of FCB surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the FCB shareholder at the time of the Closing Date.

     (4) An FCB shareholder who elects to receive all cash in exchange for his or her FCB stock will be treated as having received such cash in redemption of his or her FCB stock, subject to the provisions of sections 302 and 318 of the Code.

     Please note that Regulations section (S) 1.368-3 requires certain records to be kept and information to be filed with the Federal income tax returns of each corporation which is a party to the reorganization. This same regulation requires each FCB shareholder who has received UBS shares in connection with the merger to attach to his or her Federal income tax return for the year in which such shares are received a statement disclosing the exchange of FCB stock for shares of UBS common stock and reporting the cost or other basis of the FCB stock given up and the number and value of the UBS shares received.

                                  Conclusion
                                  ----------

     In light of the foregoing discussion and because the Service will scrutinize carefully those transactions which have significant tax benefits to taxpayers, there can be no assurance that the Service will not take positions in conflict with our opinion expressed herein which might ultimately be sustained by the courts. This qualification is intended not to detract from our opinion as set forth above, but to indicate that the issues discussed herein are complex and that the governing law is continually developing and in a state of flux. We believe that, if the issues discussed herein were decided today, they would in each instance be resolved favorably and consistently with our opinion.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                  Sincerely,

                                  ROBINS, KAPLAN, MILLER & CIRESI